As filed with the Securities and Exchange Commission on December 21, 2010
                                                     Registration No. 333-______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PLACER DEL MAR, LTD.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      1000
            (Primary Standard Industrial Classification Code Number)

                                   72-1600437
                        (IRS Employer Identification No.)

                           302 Washington Street #351
                            San Diego, CA 92103-4221
                            Telephone: (775) 352-3839
   (Address and telephone number of registrant's principal executive offices)

                                 Humberto Bravo
                           302 Washington Street #351
                            San Diego, CA 92103-4221
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
    Title of                                Proposed Maximum      Proposed Maximum
   Securities             Amount to Be       Offering Price           Aggregate             Amount of
 to be Registered          Registered         per Share (1)        Offering Price       Registration Fee (2)
------------------------------------------------------------------------------------------------------------
Common Stock                620,000              $0.25                $155,000                $11.05
============================================================================================================

(1)  Fixed offering price was set by the selling shareholders.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
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                                   PROSPECTUS

                              Placer Del Mar, Ltd.
                           302 Washington Street #351
                               San Diego, CA 92103
                                 (775) 352-3839

                         620,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Placer Del Mar, Ltd. will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was set by the selling shareholders at $0.25 per share for a total of $155,000. The price of $0.25 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 5.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this Prospectus is: ___________________

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS ......................................................   3
     General Information about Our Company .................................   3
     The Offering ..........................................................   4
FORWARD LOOKING STATEMENTS .................................................   5
RISK FACTORS ...............................................................   5
USE OF PROCEEDS ............................................................   9
DETERMINATION OF OFFERING PRICE ............................................   9
PLAN OF DISTRIBUTION .......................................................   9
DESCRIPTION OF SECURITIES ..................................................  13
INTEREST OF NAMED EXPERTS AND COUNSEL ......................................  14
DESCRIPTION OF OUR BUSINESS ................................................  14
     General Information ...................................................  16
     Competition and Competitive Position ..................................  23
     Bankruptcy or Similar Proceedings .....................................  23
     Reorganization, Purchase or Sale of Assets ............................  23
     Compliance with Government Regulation .................................  24
     Status of Any Publicly Announced New Products .........................  25
     Suppliers and Sources of Raw Materials ................................  25
     Dependence on One or a Few Major Customers ............................  25
     Patents and Trademarks ................................................  25
     Need for Any government Approval of Principal Products ................  26
     Research and Development Activities ...................................  26
     Number of Employees ...................................................  26
     Reports to Securities Holders .........................................  27
DESCRIPTION OF PROPERTY ....................................................  27
LEGAL PROCEEDINGS ..........................................................  27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...................  27
FINANCIAL STATEMENTS .......................................................  28
PLAN OF OPERATION ..........................................................  29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ..............................  33
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ...............  33
EXECUTIVE COMPENSATION .....................................................  36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............  38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................  38
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION .......................  39
AVAILABLE INFORMATION ......................................................  40

                                     SUMMARY

GENERAL INFORMATION ABOUT OUR COMPANY

Placer Del Mar, Ltd. was incorporated in Nevada on May 13, 2005 for the purpose of mining and mineral exploration. Placer Del Mar, Ltd. has a mineral rights revenue sharing agreement with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. Our revenue sharing agreement grants us the right to free access and exploration of the property together with the right to file a mining claim on the property located 15 miles southeast of Playas del Rosarito, Baja California, Mexico. The Placer Del Mar mining claim was filed on April 24, 2006 with the Mexican government. From the dates of June 6, 2005 through April 24, 2006, Placer Del Mar owned an option which granted Placer the right to exercise a mining claim on the Almarez property. On April 24, 2006 Placer Del Mar exercised its option according to the terms of the option agreement. The terms of the option agreement were: $2,000 was paid to Mr. Almarez for the option, and Placer was to pay Almarez 10% net smelter returns royalty for any mineralization found on the property. On April 24, 2006 Placer Del Mar entered into a new agreement with Almarez, which granted full ownership of the mineral rights located on the Almarez property to Placer Del Mar subject to a 1% net smelter returns royalty reserved in favor of Mr. Almarez for any and all minerals extracted by Placer from the property. Almarez continues to own the land. Placer Del Mar owns any possible mineralization on the land or beneath the surface subject to the royalty for Almarez. On December 8, 2010, Placer Del Mar entered into a Mineral Extraction Agreement with Roca Cantera Y Marmol, Canteras Acabados Finos related to the extraction of only Mexican Shellstone-Limestone ("Conchuela") on the property per its rights as Operator and right to appoint a nominee under the Mineral Rights Revenue Sharing Agreement dated April 24, 2006 between Placer Del Mar and Mr. Almarez as amended on December 8, 2010.

The principal executive offices of Placer Del Mar, Ltd. is located at 302 Washington Street #351, San Diego, CA 92103. The telephone number is (775) 352-3839.

We are an exploration stage company with no revenues. There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Since inception through June 30, 2010 we received funding of $34,200 through the sale of common stock. Mr. Bravo, an officer and director, purchased 1,000,000 shares of our common stock at $0.01 per share for cash of $10,000 and he received 100,000 shares of the company's common stock valued at $10,000 ($0.10 per share) in exchange for filing a mineral claim on the company's behalf. We offered and sold 420,000 common stock shares at $0.01 per share for cash of $4,200 to 42 non-affiliated private investors. We offered and sold 200,000 common stock shares at $0.10 per share for cash of $20,000 to 4 non-affiliated private investors.

Our audited and reviewed financial statements from inception (May 13, 2005) through September 30, 2010 report a cash balance of $3,050, no revenues and a net loss of $120,850. Our independent auditors have issued an audit opinion for

Placer Del Mar which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

On July 20, 2007 our Registration Statement on Form SB-2 was declared effective. On October 3, 2008 FINRA cleared Placer Del Mar for an unpriced quotation on the OTC Bulletin Board under the symbol PDMT. On May 20, 2009 the company filed Form 15, Notice of Suspension of Duty to File Reports. On November 13, 2010 the company's Form 10 filed on September 14, 2010 became effective.

THE OFFERING

Securities Being Offered      Up to 620,000 shares of common stock. The
                              securities being offered are those of the existing shareholders only.

Price per share               $0.25 as determined by the selling shareholders.
                              The price of $0.25 per share is a fixed price until the securities are listed on the OTC
                              Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance of when, or if, we will ever be listed on any exchange.

Securities Issued
 and Outstanding              1,720,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders.

Plan of Distribution          We are unaware of the nature and timing of any
                              future sales of our common stock by existing security shareholders.

Registration costs            We estimate our total offering registration costs
                              to be $5,000.

                           FORWARD LOOKIING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                  RISK FACTORS

AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE SHARES. FOLLOWING ARE WHAT WE BELIEVE ARE ALL OF THE MATERIAL RISKS INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

WE ARE AN EXPLORATION STAGE COMPANY IN OUR FIRST PHASE OF OUR EXPLORATION ACTIVITIES ON OUR CLAIM, WHICH WE ESTIMATE MAY TAKE UP TO TWENTY FOUR MONTHS TO COMPLETE. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We were incorporated on May 13, 2005. We have only a limited operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the competitive mining industry. The mining business is, by nature, extremely speculative. Our ability to achieve and maintain profitability and generate a positive cash flow is highly dependent upon a number of factors, including our ability to locate profitable minerals on the property, successfully extract them and generate revenues, while reducing exploration costs. We expect to incur significant operating losses in future periods as we incur significant expenses associated with research, assessment and exploration of our mineral property. We cannot guarantee that we will be successful in realizing revenues or achieving or sustaining positive cash flow and if we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE INVOLVED IN THE FIRST PHASE OF OUR EXPLORATION ACTIVITIES BY HAVING ONGOING TRENCHING DONE UNDER THE SUPERVISION OF 3 GEO GEOLOGICAL SERVICES, HOWEVER, THERE IS THE RISK THAT THE PROPERTY DOES NOT CONTAIN ANY ORE RESERVES, WHICH COULD LEAD TO A TOTAL LOSS OF ANY INVESTMENT IN OUR SECURITIES.

     We do not claim any known ore reserves on our properties. We are speculating that minerals, mainly gold, tungsten, perlite, sulfides, titanium, and silver may be found on the property, but there can be no guarantee they will be found or that if found, we can successfully extract or market the minerals. If the Placer Del Mar claim does not contain any reserves, the funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and our stockholders could lose any investment they make in our company's securities.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

     The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities would have a material adverse effect on our financial position, possibly causing the business to fail.

MR. BRAVO, THE SOLE OFFICER AND A DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 - 25 HOURS PER WEEK TO COMPANY MATTERS. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

     Our business plan does not provide for the hiring of any additional employees until revenues will support the expense. Until that time the responsibility of developing the company's business, initiating the exploration program and fulfilling the reporting requirements of a public company all fall upon Mr. Bravo. While he has business experience including management and accounting, he has had no experience serving in a public company setting, including serving as a principal accounting officer or principal financial officer. Our president, Mr. Humberto Bravo, is currently retired, but has agreed to devote full time services to Placer Del Mar after we attain a sufficient level of revenue and are able to provide officers' salaries. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenues, possibly resulting in our shareholders losing all of their investment funds.

OUR CONTINUED EXISTENCE AND FUTURE PROFITABILITY IS HIGHLY DEPENDENT UPON THE PRICE OF PRECIOUS METALS AND ORES. ANY SUBSTANTIAL DROP IN THESE MARKET PRICES COULD RESULT IN A LOSS OF REVENUES TO US, THEREBY REDUCING THE VALUE OF ANY SECURITIES HELD BY OUR STOCKHOLDERS.

     The economic viability of our minerals exploration program will be highly dependent on, among many other factors, political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of precious metals could be severely impacted. Such factors would likely have an immediate effect on our business operations and/or profitability. Currently, mineral values have been rising over the last few years, however, there is no guarantee this trend will continue. It may be difficult to conduct operations profitably in the mining industry in the future if mineral prices drop substantially.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, IT COULD INCREASE OUR COSTS OF DOING BUSINESS AND PREVENT US FROM EXPLORING FOR ORE DEPOSITS.

     There are several governmental regulations that materially restrict mineral claims exploration and development. Under Mexican mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Placer Del Mar claim, we will incur modest regulatory compliance costs. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

SUPPLIES AND EQUIPMENT WE WILL NEED FOR CONTINUED EXPLORATION MAY NOT ALWAYS BE AVAILABLE, WHICH COULD DELAY OUR PLANS AND POSSIBLE REVENUES.

     Competition and unforeseen limited sources of supplies we may need for our exploration programs could result in occasional spot shortages of supplies of certain products, equipment or materials. We cannot guarantee we will be able to obtain certain products, equipment and/or materials which we require, without interruption, as and when needed, or on terms favorable to us. Any such unavailability could result in the delay of our exploration programs and any possible resulting revenues.

WE ARE DEPENDENT ON ADDITIONAL FINANCING, WHICH MAY BE UNAVAILABLE TO US OR, IF AVAILABLE, MAY CAUSE DILUTION TO THE SHAREHOLDERS.

     While we have sufficient funds to conduct initial exploration on the claim, we will require additional financing in order to determine whether the claim contains sufficient economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Placer Del Mar claim are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit. We will require additional financing to sustain our business if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claim and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Placer Del Mar claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated. Without funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR PLACER DEL MAR WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

     As described in Note 3 of our accompanying financial statements, our losses to date and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no revenues, or profits.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR OUR SHAREHOLDERS TO SELL THEIR SHARES, IF AT ALL.

     In order for us to remain in compliance with SEC reporting requirements we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for our shareholder to sell their shares.

MR. BRAVO BENEFICIALLY OWNS 64% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Though our officer is subject to the restrictions of Rule 144 under the Securities Act of 1933, due to the controlling amount of his share ownership in our company, if he decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock.

DUE TO MR. BRAVO'S BENEFICIAL SHARE OWNERSHIP HE WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company, Mr. Bravo will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $0.25 per share. The shareholders arbitrarily set the offering price based upon their collective judgment as to a price per share they were willing to accept. The price of $0.25 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions:

     1. on such public markets or exchanges as the common stock may from time to time be trading;
     2.   in privately negotiated transactions; or
     3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.25. The price of $0.25 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities and Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resale by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. We are not aware of any arrangements or agreements with any broker-dealer or underwriting firm to resell on behalf of the selling shareholders.

Placer Del Mar will apply to have its shares of common stock registered on the OTC Bulletin Board. Placer Del Mar anticipates once the shares are trading on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.25 per share until the common stock is trading on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. Placer Del Mar cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. Placer Del Mar does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by them. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute its shares, and the broker-dealer is acting as underwriter, Placer Del Mar will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Placer Del Mar common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Placer Del Mar common stock.

If we become listed for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock."

The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Placer Del Mar, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. Placer Del Mar will bear costs relating to the registration of the common stock. The costs will be paid from existing cash on hand. In the event a shortfall of funds is experienced, Mr. Bravo has provided us with a written agreement to loan the company sufficient funds to continue the company's business plan Phase One exploration costs, offering costs, filing fees, and correspondence with our shareholders in an amount of up to $6,000 per month for the next twenty-four months (a total of $144,000), beginning in April 2010. From April 2010 to September 30, 2010 Mr. Bravo loaned the company $21,300, leaving $122,700 available to the Company until March 2012. The cumulative total amount of the loan at September 30, 2010 was $79,300. No amount of funds, loaned to the Company by Mr. Bravo, has been repaid as of the date of this filing. Placer Del Mar will use its best efforts to update the registration statement and maintain its effectiveness for one year.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 620,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on June 30, 2005. If there are changes in the selling security holders, we will file an amendment.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;

     3. The total number of shares that will be owned by each upon completion of the offering;
     4.   The percentage owned by each; and
     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 1,720,000 shares outstanding as of the date of this prospectus.

                               Shares        Total of        Total      Percent
                             Owned Prior      Shares         Shares      Owned
     Name of                   To This       Offered          After       After
Selling Shareholder           Offering       For Sale       Offering    Offering
-------------------           --------       --------       --------    --------

Ramiro Albarran                 10,000        10,000            0           0
Juan Manuel Alvarez             50,000        50,000            0           0
Robert & Jodi Collins           10,000        10,000            0           0
Anthony Davenport               10,000        10,000            0           0
Maria Diaz                      10,000        10,000            0           0
Michelle Foley                  10,000        10,000            0           0
Robert Foley                    10,000        10,000            0           0
Esperanza Garcia                10,000        10,000            0           0
Arturo Garzon                   10,000        10,000            0           0
Miriam Gonzalez                 10,000        10,000            0           0
Steve Gray                      10,000        10,000            0           0
Lucia Hernandez                 10,000        10,000            0           0
Alicia Jimenez                  10,000        10,000            0           0
Esther Lacher                   10,000        10,000            0           0
Hana Lacher                     10,000        10,000            0           0
Maria Luna                      50,000        50,000            0           0
Salvador Martinez               10,000        10,000            0           0
Elena Mendoza                   10,000        10,000            0           0
Jose Munoz                      50,000        50,000            0           0
Arturo Morales                  10,000        10,000            0           0
Raul Murillo                    10,000        10,000            0           0
Manuela Ochoa                   10,000        10,000            0           0
Jose Ortiz                      10,000        10,000            0           0
Arcelia Zumaya Perales          10,000        10,000            0           0
Yolanda Peren                   10,000        10,000            0           0
Dennis Puckett                  10,000        10,000            0           0
Minda Puckett                   10,000        10,000            0           0
Jesus Luis Ramirez              10,000        10,000            0           0
Antonio Rasgado                 50,000        50,000            0           0
Calvin Risk                     10,000        10,000            0           0
Carol Risk                      10,000        10,000            0           0

Joseph Risk                     10,000        10,000            0           0
Mercedes Rivera                 10,000        10,000            0           0
Abigail Robinson-Kim            10,000        10,000            0           0
Amalia Rodriguez                10,000        10,000            0           0
Roberto Silva                   10,000        10,000            0           0
Lester Smith                    10,000        10,000            0           0
Michael Smith                   10,000        10,000            0           0
Darnella Tabiszewski            10,000        10,000            0           0
Destiny Tabiszewski             10,000        10,000            0           0
Joseph Traeger                  10,000        10,000            0           0
Kathy Traeger                   10,000        10,000            0           0
Pedro Valdez                    10,000        10,000            0           0
Bernardo Velasquez              10,000        10,000            0           0
Gustavo Villarino               10,000        10,000            0           0
Connie White-Castellanos        10,000        10,000            0           0

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Placer Del Mar other than as a shareholder as noted above at any time within the past three years;
     2.   Has ever been an officer or director of Placer Del Mar; or
     3.   Are broker-dealers or affiliated with broker-dealers.

Familial Relationships among the Shareholders:

     Michele & Robert Foley                    Husband and Wife
     Esther & Hana Lacher                      Sisters
     Dennis & Minda Puckett                    Husband and Wife
     Calvin, Carol & Joe Risk                  Husband, Wife & Son
     Darnella & Destiny Tabiszewski            Mother & Daughter
     Joseph & Kathy Traegar                    Husband and Wife

                            DESCRIPTION OF SECURITIES

Placer Del Mar's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders, and do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Placer Del Mar, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

As of the date of this prospectus, we have not paid any cash dividends. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to the year ended June 30, 2010, included in this prospectus, have been audited by Chang G. Park, CPA, Ph.D., 2667 Camino Del Rio South, Suite B, San Diego, CA 92108. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The reviewed financial statements of Placer Del Mar for the period ended September 30, 2010, and related notes which are included in this filing were prepared by the company and reviewed by Chang G. Park, CPA, Ph.D.

Jill Arlene Robbins, Attorney at Law, 525 93rd Street, Surfside, FL 33154, has passed upon the validity of the shares and certain other legal matters and is representing us in connection with this offering.

                             DESCRIPTION OF BUSINESS

On September 27, 2006 we began Phase One of our exploration program of the Placer Del Mar claim, exploring for mainly gold, tungsten, perlite, sulfides, titanium, and silver. Prior to beginning Phase One of our exploration program, we retained 3 GEO Geological Services, a professional geological firm, to complete an initial review of the claim and to provide us with a geological report respecting the claim that included exploration recommendations. Our president filed a mineral claim with the Mexican government on April 24, 2006 on behalf of the company.

From May 2009 through March 2010 Mr. Bravo was unable to provide funds to the Company while he handled his personal financial affairs. Without his funding, or other sources of cash, we did not have sufficient funds to continue operations due to Mr. Bravo's inability to continue to loan the Company funds at that time and determined it was in the best interests to put our exploration program, that we began in September 2006, on hold. In April 2010 we reactivated our program and resumed trenching activities due to Mr. Bravo's improved personal financial condition and his ability to again provide us with funding. Phase One will require approximately another twenty four months to complete. Once Phase One is completed, the company's geologist has verbally assured us his firm will be ready to conduct geological and geophysical studies that will be conducted on the claim at an estimated cost of $1,890 per month for a total cost of $17,000. A senior geologist will conduct the studies at a cost of $450 per month for a total cost of $4,000. The cost for assays is $450 per month for a total cost of $4,000. The total estimated costs of $100,000 for Phase One includes $2,000 for a geological study and $70,000 to $80,000 for ongoing trenching. Through September 30, 2010 we have spent $23,474 on Phase One exploration activities, $3,920 spent in the year ended June 30, 2006, $8,054 spent in the year ended June 30, 2007, $2,500 spent in the year ended June 30, 2008 and $9,000 spent in the year ended June 30, 2010. We believe our current cash balance of $3,050, plus loans from Mr. Bravo, one of our directors, will be sufficient to fund completion of Phase One. Mr. Bravo has provided us with a written agreement to loan the company sufficient funds to continue the company's business plan, Phase One exploration costs, offering costs, filing fees, and correspondence with our shareholders in an amount of up to $6,000 per month for twenty-four months (a total of $144,000), beginning in April 2010. Mr. Bravo has assured us in writing he has sufficient financial resources to provide the company with the required capital to complete Phase One. From April 2010 to September 30, 2010 Mr. Bravo loaned the company $21,300, leaving up to $122,700 available to the Company until March 2012.

If economically viable minerals are discovered in Phase One, we intend to initiate Phase Two of our plan during the second quarter of 2012. Initial costs for our Phase Two plan are as follows; mechanical trenching $12,500 per month for four months for a total cost of $50,000, drilling costs of $12,500 per month for a total cost of $50,000, fuel costs of $2,500 totaling $10,000, waste removal costs of $1,000 per month totaling $4,000, labor costs of $5,000 per month for four months totaling $20,000, and a onetime cost of $25,000 for mining permits. We have not yet applied for mining permits. We intend to apply for mining permits upon discovery of economically viable minerals. The estimated time to complete the application process and obtain permits for mining is thirty days. Total cost for Phase Two of our program is $159,000. We will require additional funding in order to proceed with the excavation of any minerals and any subsequent recommended work on the claim. As of this date we have not identified a source for this additional funding. If we are not successful in the discovery of minerals our operations will cease and investors will likely lose their money.

On December 8, 2010, Placer Del Mar entered into a Mineral Extraction Agreement with Roca Cantera Y Marmol, Canteras Acabados Finos related to the extraction of only Mexican Shellstone-Limestone ("Conchuela") on the property per its rights as Operator and right to appoint a nominee under the Mineral Rights Revenue Sharing Agreement dated April 24, 2006 between Placer Del Mar and Mr. Almarez as amended on December 8, 2010. While Roca Cantera Y Marmol continues its mineral extraction of Conchuela, we will continue our operations in Phase One exploring for mainly gold, tungsten, perlite, sulfides, titanium, and silver. Any revenues derived from the Conchuela extraction will be used to help pay for our operating and exploration expenses. At this time we are unable to estimate how much total revenue will be generated from the Conchuela extraction, however, per our agreement with Roca Cantera Y Marmol they are to pay us a minimum of $8,000 per month commencing no later than December 31, 2010.

GENERAL INFORMATION

LOCATION AND ACCESS

Our mineral claim to which we have the right of free access and exploration, as well as the sole and exclusive right to establish mineral claims upon, subject to a Net Smelter Royalty Return of 1% in favor of Mr. Almarez, payable annually, is the mineral claim known as the Placer Del Mar claim. The Placer Del Mar claim, consisting of a total surface area of approximately 46.2 acres, is located 15 miles southeast of Playas del Rosarito, Baja California, Mexico. The claim is located 1.5 miles east of Highway 1 on a paved road accessible by a regular vehicle.

REQUIREMENTS OR CONDITION FOR RETENTION OF TITLE

Mining regulations in Mexico consist of the following items; registration with General Director of Mines and the Tax Administration Service (SHCP), initiate a geological mining investigation to determine the potential resource within the prospective land, define the surface area of the mining request, pay the mining tariff which is determined by the size of the claim, and receive the permit for the Mining Concession issued by the General Director of mines. The mining tariff to maintain our claim is $200 (U.S.) per year paid in four quarterly payments of $50 (U.S.). The tariff is paid to the Mexican federal government. We are current in our payments; the next payment is due in November 2011. We anticipate the total cost of permits to be approximately $25,000. Mining permits last for a period of six years.

PRESENT CONDITION OF THE PROPERTY

There has been no previous work on the property. There is not a mining plant nor is there any mining equipment currently located on the property. Electric power and water are available on the property.

CURRENT STATE OF EXPLORATION ON THE PROPERTY

Currently our proposed program is exploratory in nature. We are continuing our first phase, Phase One of our exploration program for mainly gold, tungsten, perlite, sulfides, titanium, and silver, consisting of geologic surveying, mapping, analytical assays and trenching. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

On December 8, 2010 we entered into a Mineral Extraction Agreement with Roca Cantera Y Marmol, Canteras Acabados Finos related to the extraction of only Mexican Shellstone-Limestone ("Conchuela") on the property. Payments to Placer for the extraction of Conchuela will commence no later than December 31, 2010 for the exclusive right to begin extracting only Conchuela from the Property commencing December 8, 2010. The term of this Mineral Extraction Rights Agreement is for a period of five years, renewable upon the anniversary date of the agreement for an additional 25 year period at the sole discretion of Placer del Mar for a one-time payment of $55,000.

Under the terms of the agreement Roca Cantera Y Marmol, Canteras Acabados Finos will pay Placer del Mar $0.88 per square foot for all Conchuela extracted from the Property commencing with extraction activities beginning on December 8, 2010. The first section consists of one acre with a surface area of 43,560 square feet and is one of 46.2 acres included in this Agreement. Payments shall be calculated on the total number of square feet extracted each month from the Property and due and payable to us within thirty days, with a minimum monthly payment of $8,000.

TOTAL COST OF THE PROPERTY TO DATE AND PLANNED FUTURE COSTS

On June 6th, 2005 we entered into a Mineral Property Agreement (the "Agreement") with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. On April 24, 2006 that agreement was superseded by a new agreement titled Mineral Rights Revenue Sharing Agreement. The new agreement grants us the right to free access and exploration of the property together with the sole and exclusive right to establish mineral claims on the property, subject to a 1% net smelter returns royalty reserved in favor Mr. Almarez. In order to keep the rights granted in good standing we paid Mr. Almarez $2,000. In addition we will pay Mr. Almarez the net smelter returns royalty annually during the term of the agreement. The term of the agreement shall be for a period of 30 years from the signing date of the agreement, renewable upon the anniversary date of the agreement for an additional 30 year period at the sole discretion of Placer for a one-time payment of $100,000. Owning the claim only provides us with the right to explore for and extract minerals. A net smelter returns royalty is the percentage of money that the royalty holder would receive from the sale of minerals from the claim to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. The Agreement also provides that if we are in default of the payments noted above, Mr. Almarez can terminate the Agreement after providing 30 days written notice of the default. Mr. Almarez has no relationship or affiliation with the company or its management. Mr. Almarez has not granted his interests in mining claims to other companies.

From May 2009 through March 2010 Mr. Bravo was unable to provide finds to the company while he handled his personal financial affairs. Without his funding, or other sources of cash, we did not have sufficient funds to continue operations and determined it was in our best interests to put our exploration program, that we began in September 2006, on hold. In April 2010 we reactivated our program and have commenced trenching activities. We anticipate that the Phase One program, including ongoing trenching, will cost approximately $100,000, which will be paid from cash on hand and loans from Mr. Bravo, one of our directors. We believe our current cash balance of $3,050 plus loans from Mr. Bravo will provide sufficient funding for completion of Phase One. Through September 30, 2010 we have spent $23,474 on Phase One exploration activities. In addition to our existing cash, Mr. Bravo has provided us with a written agreement to loan the company sufficient funds to continue the company's business plan, Phase One exploration costs, offering costs, filing fees, and correspondence with our shareholders in the estimated amount of $3,000 to $6,000 per month for twenty-four months (a total of $144,000), beginning in April 2010.

Mr. Bravo has assured us in writing that he has sufficient financial resources to provide the company with the required capital to complete Phase One. From April 2010 to September 30, 2010 Mr. Bravo loaned the company $21,300, leaving up to $122,700 available to the Company until March 2012. In the event Mr. Bravo does not provide such funding the business will likely fail, cease operations, and investors will likely lose their money. Phase Two of our exploration is contingent upon the discovery of sufficient mineralization to continue. If we are not successful in the discovery of minerals our operations will cease and investors will likely lose their money.

The above program cost estimates were provided to us by 3 GEO Geological Services who prepared the preliminary geology report respecting the Placer Del Mar claim. In April 2010 when the exploration program was reactivated we verbally confirmed with 3 Geo Geological Services that the costs previously quoted were still valid and they resumed exploration at the previously quoted rates. Results gained from the program intend to lead to a better understanding of the location of, and controls of, any potential mineralization. As of the date of this filing, we have begun Phase One of our business plan exploration program on the Placer Del Mar claim and have not discovered any minerals.

The Phase Two exploration program is contingent upon the discovery of economically viable minerals during the Phase One program, and our ability to raise additional funds to cover the costs. As of this date we have not identified a source for this additional funding. If economically viable mineralization is found during Phase One of our program, then we will proceed to Phase Two of our plan. The board of directors will decide if the company should proceed to Phase Two of our program. In Phase Two we intend to do an initial examination of the underground characteristics of any potential vein structure or mineral deposit that was identified in Phase One. Phase Two is aimed at identifying any mineral deposits of potential economic importance. The methods we intend to use during Phase Two are: more extensive trenching, more advanced geophysical study of the claim, and possible diamond drilling of sample holes within our claim.

Trenching identifies the continuity and extent of the mineralization, if any, below the surface. Trenching involves the utilization of a variety of digging methods, from using a simple pick and shovel to use of a backhoe service or a bulldozer to dig in areas our geologist recommends on our claim. Trenches can be any length the geologist recommends, with estimated backhoe trenches on our claim to be approximately two feet wide, by up to a maximum of ten feet deep, in grids from twenty feet to fifty feet long. Surface assays from trenching will be used by our geologist to locate areas on our claim that may be suitable for more extensive exploration, including drilling and excavation. Ore veins may run along or near the surface of our claim, and trenching is used to discover those veins. Our geologist will assay the trenches, study any geological formations and develop a more detailed exploration plan from the information obtained from the trenches.

Diamond drilling involves utilization of a drilling operator to drill vertical shafts into the ground of various depths and widths for the purpose of extracting core mineral samples. Our geologist may recommend drilling if trenching indicates sufficient mineral content. Drilling procedures vary by each claim and these procedures are only warranted when the geologist recommends it due to the high costs. The drilling process involves drilling numerous sample holes of depths that are determined by a geologist. Drilling is used to define and locating deeper mineral deposits. Holes are analyzed for mineral content at all depths of each sample hole. It requires vertical drilling equipment to drill to various depths to extract core mineral samples. Diamond drilling and further geophysical work will give the company a greater understanding of the location and extent, if any, of mineralization at depths that are unreachable by surface observations, excavations, and provides a target for more extensive trenching and core drilling. At this time, we cannot speculate or estimate whether we will find sufficient mineralization that justifies the drilling costs, and we cannot estimate the costs of such drilling. Only after a thorough analysis of the data collected in Phase Two, we will decide if the claim warrants continued exploration.

                          [MAP SHOWING SITE LOCATION]

                       [MAP SHOWING GENERAL SITE LOCATION]

ROCK FORMATION AND MINERALIZATION

The area between Sierra de San Felipe and Sierra Las Pietas conforms a wide valley limited by the mountains of the same name into the denominated Gulf Extensional Province, which is limited to the west by the Gulf Main Escarpment, characterized by the steep topographic relief of the Sierra de Juarez and San Pedro Martir, and by the Gulf of California to the east.

From the geologic-structural point of view this zone lies between two structural segments, the Valle de San Felipe-Valle Chico segment on the south side and the accommodation zone of Sierra Las Tinajas-Sierra Pinta.

The south limit, in the San Felipe area, is composed of three main rock types:

     1)   Prebatholitic metamorphic and metasedimentary rocks.
     2)   Plutonic batholitic rocks
     3)   Volcanic and sedimentary post batholitic rocks

The batholitic rocks are composed of granitic non-differentiated, granodiorite, and quartz diorite rocks, that conform the base over which Cenozoic sediment and volcanic rocks were deposited.

The northern limit of the area, Sierra Las Pietas, is conformed by volcanic rocks consisting of basalts, rhyolite, andesite, and tuffs resting over a metamorphic base, with a folding and faulting pattern indicating the existence of a synclinal basin.

An important characteristic is the mineralization in these rocks. They are altered by solution to perlite, geodes, chalcedony, and jasper; and the mineral alteration has given result to quartz, calcite, galena, malaquite, and native gold in hematite and limonite between other minerals.

CONCLUSIONS

The geological setting of the northern Baja California state are prospective for economically important mineral deposits, mainly gold, tungsten, perlite, sulfides, titanium, and silver. The discussion contained herein describes only the available data, and further trenching and exploration is needed to examine specific sites on the property with the highest potential.

MINERAL EXTRACTION AGREEMENT FOR CONCHUELA

On December 8, 2010 we entered into a Mineral Extraction Agreement with Roca Cantera Y Marmol, Canteras Acabados Finos related to the extraction of only Mexican Shellstone-Limestone ("Conchuela") on the property. Payments to Placer for the extraction of Conchuela will commence no later than December 31, 2010 for the exclusive right to begin extracting only Conchuela from the Property commencing December 8, 2010, with a minimum monthly payment of $8,000. The term of this Mineral Extraction Rights Agreement is for a period of five years, renewable upon the anniversary date of the agreement for an additional 25 year period at the sole discretion of Placer del Mar for a one-time payment of $55,000.

Under the terms of the Mineral Extraction Agreement Roca Cantera Y Marmol, Canteras Acabados Finos will pay Placer del Mar $0.88 per square foot for all Conchuela extracted from the Property commencing with extraction activities beginning on December 8, 2010. The first section consists of one acre with a surface area of 43,560 square feet and is one of 46.2 acres included in this Agreement. Payments shall be calculated on the total number of square feet extracted each month from the Property and due and payable to us within thirty days. While Roca Cantera Y Marmol continues its mineral extraction of Conchuela, we will continue our operations in Phase One exploring for mainly gold, tungsten, perlite, sulfides, titanium, and silver. Any revenues derived from the Conchuela extraction will be used to help pay for our operating and exploration expenses. At this time we are unable to estimate how much total revenue will be generated from the Conchuela extraction, however, per our agreement with Roca Cantera Y Marmol they are to pay us a minimum of $8,000 per month commencing no later than December 31, 2010.

Under the terms of the Mineral Rights Revenue Sharing Agreement (as amended on December 8, 2010), Mr. Almarez hereby gives and grants to Placer Del Mar the sole and exclusive right to establish mineral claims on the Property, recorded as an asset of the company with a related liability, subject to a payment of $400,000 by Placer to Mr. Almarez to be paid in equal payments over sixty (60) months in the amount of $6,666 beginning no later than June 1, 2011 for the exclusive right to begin extracting only Conchuela from the Property commencing December 8, 2010. Such payments shall be lieu of the original 1% Net Smelter Returns royalty originally reserved in favor of Mr. Almarez in the Mineral Rights Revenue Sharing Agreement dated April 24, 2006 and relate only to the mining and extraction of Conchuela. All minerals, other than Conchuela, mined or extracted from the Property remain subject to the 1% Net Smelter Returns royalty as stated in the original Mineral Rights Revenue Sharing Agreement dated April 24, 2006.

COMPETITION AND COMPETITIVE POSITION

The metals mining industry is highly fragmented. We will be competing with many other exploration companies looking for titanium, gold, copper, nickel and platinum-group metals and other minerals. We are among the smallest exploration companies in existence and are an infinitely small participant in the exploration business which is the foundation of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our claim. Readily available commodities markets exist in Mexico and around the world for the sale of ores and other minerals. Therefore, we will likely be able to sell any ores or other minerals that we are able to recover.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Mexico generally, and in Baja California specifically. We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. As part of the permit application process needed to begin mining and mineral extraction, we will be required to follow the national environmental laws of the National Institute of Ecology, a Federal government agency. An environmental application will need to be filed with the Ministry of Public Mining Registry in Mexico City, which enforces Federal environmental laws for the mining industry. We will petition the Ministry for an environmental operating license by describing our mining facility and its potential impact on the environment. We will be required to file environmental reports every two years, with estimated costs of $5,000 for each two year period, with the Ministry of Public Mining Registry in Mexico City. Other than the environmental report costs, the total costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered. If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include: - Water discharge will have to meet water standards; - Dust generation will have to be minimal or otherwise re-mediated; - Dumping of material on the surface will have to be re-contoured and re-vegetated; - An assessment of all material to be left on the surface will need to be environmentally benign; - Ground water will have to be monitored for any potential contaminants; - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and - There will have to be an impact report of the work on the local fauna and flora. Because there will not be any significant physical disturbance to the Placer Del Mar claim, we will only incur costs in complying with environmental laws after the first two phases of exploration on the claim, when actual mining would begin.

Mining regulations in Mexico consist of the following items; registration with General Director of Mines and the Tax Administration Service (SHCP), initiate a geological mining investigation to determine the potential resource within the prospective land, define the surface area of the of the mining request, pay the mining tariff which is determined by the size of the claim, and receive the permit for the Mining Concession issued by the General Director of mines. The mining tariff to maintain our claim is $200 (U.S.) per year paid in four quarterly payments of $50 (U.S.). The tariff is paid to the Mexican federal government. We are current in our payments. Mining permits require approximately 60 days to be obtained after filing with the Mexican Government. We anticipate the cost of all mining and environmental permits to be approximately $25,000. Mining permits last for a period of six years.

We plan to achieve all of our business plan goals, however, there is no guarantee we will be successful in implementing our business plan.

STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES

Placer Del Mar has no new product or service planned or announced to the public.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We have no principal suppliers or sources for raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Placer Del Mar will not depend on any one or a few major customers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will continue to assess the need for any on an ongoing basis.

On June 6th, 2005 we entered into a Mineral Property Agreement (the "Agreement") with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. On April 24, 2006 that agreement was superseded by a new agreement titled Mineral Rights Revenue Sharing Agreement. The new agreement grants us the right to free access and exploration of the property together with the sole and exclusive right to establish mineral claims on the property, subject to a 1% net smelter returns royalty reserved in favor Mr. Almarez. In order to keep the rights granted in good standing we paid Mr. Almarez $2,000. In addition we will pay Mr. Almarez the net smelter returns royalty annually during the term of the agreement. The term of the agreement shall be for a period of 30 years from the signing date of the agreement, renewable upon the anniversary date of the agreement for an additional 30 year period at the sole discretion of [Placer] for a one-time payment of $100,000. Owning the claim only provides us with the right to explore for and extract minerals. A net smelter returns royalty is the percentage of money that the royalty holder would receive from the sale of minerals from the claim to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. The Agreement also provides that if we are in default of the payments noted above, Mr. Almarez can terminate the Agreement after providing 30 days written notice of the default.

On December 8, 2010 we entered into a Mineral Extraction Agreement with Roca Cantera Y Marmol, Canteras Acabados Finos related to the extraction of only Mexican Shellstone-Limestone ("Conchuela") on the property. Payments to Placer for the extraction of Conchuela will commence no later than December 31, 2010 for the exclusive right to begin extracting only Conchuela from the Property commencing December 8, 2010. The term of this Mineral Extraction Rights

Agreement is for a period of five years, renewable upon the anniversary date of the agreement for an additional 25 year period at the sole discretion of Placer del Mar for a one-time payment of $55,000.

Under the terms of the agreement Roca Cantera Y Marmol, Canteras Acabados Finos Roca Cantera Y Marmol, Canteras Acabados Finos will pay Placer del Mar $0.88 per square foot for all Conchuela extracted from the Property commencing with extraction activities beginning on December 8, 2010. The first section consists of one acre with a surface area of 43,560 square feet and is one of 46.2 acres included in this Agreement. Payments shall be calculated on the total number of square feet extracted each month from the Property and due and payable to us within thirty days. While Roca Cantera Y Marmol continues its mineral extraction of Conchuela, we will continue our operations in Phase One exploring for mainly gold, tungsten, perlite, sulfides, titanium, and silver. Any revenues derived from the Conchuela extraction will be used to help pay for our operating and exploration expenses. At this time we are unable to estimate how much total revenue will be generated from the Conchuela extraction, however, per our agreement with Roca Cantera Y Marmol they are to pay us a minimum of $8,000 per month commencing no later than December 31, 2010.

Under the terms of the new agreement, Mr. Almarez hereby gives and grants to Placer the sole and exclusive right to establish mineral claims on the Property, recorded as an asset of the company with a related liability, subject to a payment of $400,000 by Placer to Mr. Almarez to be paid in equal payments over sixty (60) months in the amount of $6,666 beginning no later than June 1, 2011 for the exclusive right to begin extracting only Conchuela from the Property commencing December 8, 2010. Such payments shall be lieu of the original 1% Net Smelter Returns royalty originally reserved in favor of Mr. Almarez in the Mineral Rights Revenue Sharing Agreement dated April 24, 2006 and relate only to the mining and extraction of Conchuela. All minerals, other than Conchuela, mined or extracted from the Property remain subject to the 1% Net Smelter Returns royalty as stated in the original Mineral Rights Revenue Sharing Agreement dated April 24, 2006.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Placer Del Mar is not required to apply for or have any government approval for its products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Placer Del Mar has not expended funds for research and development costs since inception.

NUMBER OF EMPLOYEES

Placer Del Mar's only current employee is Mr. Bravo, its officer, who will devote as much time as the board of directors determines is necessary to manage the affairs of the company.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act of 1934. We are subject to disclosure filing requirements, including filing Form 10-K annually and Form 10-Q quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                             DESCRIPTION OF PROPERTY

Placer Del Mar's principal executive office address is 302 Washington Street #351, San Diego, CA 92103. The principal executive office and facilities are provided by the officer & director of the corporation. The office is used by him for other business interests and is estimated to be sufficient for our business needs for the foreseeable future. The company paid Mr. Bravo $500 per month for management fees and the use of his office facilities through December 2006.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. An application has been filed by a market maker on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

If we become listed for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock."

The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Placer Del Mar, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

REPORTS

We provide an annual report that includes audited financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act of 1934. We are subject to disclosure filing requirements, including filing Form 10-K annually and Form 10-Q quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

STOCK TRANSFER AGENT

     Our stock transfer agent is Island Stock Island Stock Transfer, 100 Second Avenue South, Suite 300N, St. Petersburg, Florida 33701.

                              FINANCIAL STATEMENTS

The audited financial statements of Placer Del Mar for the years ended June 30, 2010 and 2009, and related notes which are included in this offering have been examined by Chang G. Park, CPA, Ph.D., and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

The reviewed financial statements of Placer Del Mar for the period ended September 30, 2010, and related notes which are included in this filing were prepared by the company and reviewed by Chang G. Park, CPA, Ph.D.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

RESULTS OF OPERATIONS

We are an exploration stage company, have generated no revenues and have incurred $120,850 in expenses from inception through September 30, 2010.

The following table provides selected financial data about our company for the periods ended September 30, 2010 and 2009.

           Balance Sheet Data:           9/30/2010          9/30/2009
           -------------------           ---------          ---------

           Cash                          $  3,050           $    214
           Total assets                  $  3,050           $    214
           Total liabilities             $ 79,700           $ 57,200
           Shareholders' equity          $(76,650)          $(56,986)

During the period ended September 30, 2010 we incurred $9,042 in general and administrative expenses. For the period ended September 30, 2009 we incurred $24 in general and administrative expenses.

Our auditors have expressed the opinion that in our current state, there is substantial doubt about our ability to continue as a going concern.

LIQUIDITY AND CAPITAL RESOURCES

Our cash in the bank at September 30, 2010 was $3,050. There was no cash provided by financing activities for the period ended September 30, 2010. Cash provided by financing since inception was $10,000 from the sale of shares to our officer and $24,200 resulting from the sale of our common stock to 46 independent investors.

We believe our existing cash balance plus revenue and loans from Mr. Bravo, one of our directors, will be sufficient to fund our operations for the next twelve months during our exploration stage. Through September 30, 2010 we have spent $23,474 on Phase One exploration activities. In addition to our existing cash, Mr. Bravo has provided us with a written agreement to loan the company sufficient funds to continue the company's business plan Phase One exploration costs, offering costs, filing fees, and correspondence with our shareholders in an amount of up to $6,000 per month for the next twenty-four months (a total of $144,000), beginning in April 2010. From April 2010 to September 30, 2010 Mr. Bravo loaned the company $21,300, leaving $122,700 available to the Company until March 2012. The cumulative total amount of the loan at September 30, 2010 was $79,300. No amount of funds, loaned to the Company by Mr. Bravo, has been repaid as of the date of this filing. The following is a schedule of funds loaned by Mr. Bravo on a year-to-year basis and usage of those funds:

           Year            Loan          Operating        Exploration
           Ended          Amount          Expenses          Expenses
           -----          ------          --------          --------

           6/30/07        $19,000         $10,946           $8,054
           6/30/08        $18,000         $15,500           $2,500
           6/30/09        $20,000         $20,000           $    0
           6/30/10        $ 2,300         $ 2,300           $    0
           6/30/11        $20,000         $11,000           $9,000

In the event he does not provide such funding business will likely fail, cease operations, and investors will likely lose their money.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

BUSINESS OPERATIONS OVERVIEW

On June 6th, 2005 we entered into a Mineral Property Agreement (the "Agreement") with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. On April 24, 2006 that agreement was superseded by a new agreement titled Mineral Rights Revenue Sharing Agreement. The new agreement grants us the right to free access and exploration of the property together with the sole and exclusive right to establish mineral claims on the property, subject to a 1% net smelter returns royalty reserved in favor Mr. Almarez. In order to keep the rights granted in good standing we paid Mr. Almarez $2,000. In addition we will pay Mr. Almarez the 1% net smelter returns royalty annually during the term of the agreement. The term of the agreement shall be for a period of 30 years from the signing date of the agreement, renewable upon the anniversary date of the agreement for an additional 30 year period at the sole discretion of Placer for a one-time payment of $100,000. Owning the claim only provides us with the right to explore for and extract minerals. A net smelter returns royalty is the percentage of money that the royalty holder would receive from the sale of minerals from the claim to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. The Agreement also provides that if we are in default of the payments noted above, Mr. Almarez can terminate the Agreement after providing 30 days written notice of the default.

To date we have hired a third party geologist (3 GEO Geological Services) to prepare a preliminary geology report on the area in which the claim is located and our president filed a mineral claim with the Mexican government on April 24, 2006 on behalf of the company, and continue Phase One of our exploration program we started on September 27, 2006.

Further exploration is required to determine the economic and legal feasibility of the Placer Del Mar claim. Our exploration goal is to find exploitable minerals on our claim, mainly gold, tungsten, perlite, sulfides, titanium, and silver. Our success depends on achieving that goal. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of minerals. There is the possibility that the Placer Del Mar claim does not contain any reserves and the funds spent on exploration will be lost. We must complete a survey of the mineral claim in order to ensure that any potential mineralization is within the claim boundaries. There can be no assurance that any mineral deposits or reserves, exist on the Placer Del Mar claim. If we complete both phases of our mineral exploration plan, and we successfully identify a mineral deposit, we will still need to spend substantial funds on drilling and engineering studies prior to knowing if our claim is commercially viable. If the company is unable to fund its activities identified in Phase One then its operations will cease, the business will fail, and investors will likely lose their money.

From May 2009 through March 2010 Mr. Bravo was unable to provide funds to the company while he handled his personal financial affairs. Without his funding, or other sources of cash, we did not have sufficient funds to continue operations and determined it was in our best interests to put our exploration program, which we began in September 2006, on hold. Mr. Bravo has assured us in writing he has sufficient financial resources to provide the company with the required capital to complete Phase One. In April 2010 we reactivated our program and have commenced trenching activities. We believe we will be able to complete Phase One of exploration on the Placer Del Mar claim within the next twenty four months. Phase One will consist of geologic surveying, mapping and analytical assays. We anticipate that Phase One, including ongoing trenching, will cost approximately $100,000. Phase One cost estimates were provided to us by 3 GEO Geological Services who prepared the preliminary geological report respecting the Placer Del Mar claim. Through September 30, 2010 we have spent a total of $23,474 on Phase One exploration activities, $3,920 spent in the year ended June 30, 2006, $8,054 spent in the year ended June 30, 2007, $2,500 spent in the year ended June 30, 2008 and $9,000 spent in the year ended June 30, 2010.

On September 27, 2006 we began Phase One of our exploration program of the Placer Del Mar claim. Prior to beginning Phase One of our exploration program, we retained 3 GEO Geological Services, a professional geological firm, to complete an initial review of the claim and to provide us with a geological report respecting the claim that included exploration recommendations. For these services, we paid 3 GEO Geological Services $2,000. Our president filed a mineral claim with the Mexican government on April 24, 2006 on behalf of the company.

PHASE ONE

We are continuing Phase One of our exploration program we began on September 27, 2006 on the Placer Del Mar mineral claim exploring for mainly gold, tungsten, perlite, sulfides, titanium, and silver. Phase One will require approximately another twenty four months to complete. Once the current trenching program is completed, 3 Geo Geological Services has verbally assured us their firm will be ready to conduct geological and geophysical studies will be conducted on the claim at an estimated cost of $1,890 per month for a total cost of $17,000. A senior geologist will conduct the studies at a cost of $450 per month for a total cost of $4,000. The cost for assays is $450 per month for a total cost of $4,000. Total estimated costs for Phase One including the $2,000 a geological study and ongoing trenching is $100,000. These cost estimates were verbally confirmed in April 2010. We believe our current cash balance of $3,050, plus revenue and loans from Mr. Bravo will be sufficient to fund completion of Phase One. Mr. Bravo has provided us with a written agreement to loan the company sufficient funds to continue the company's business plan, Phase One exploration costs, offering costs, filing fees, and correspondence with our shareholders in an amount of up to $6,000 per month for the next twenty four months.

PHASE TWO

If economically viable minerals are discovered in Phase One, we intend to initiate Phase Two of our plan during the second quarter of 2012. Initial costs for our Phase Two plan are as follows; mechanical trenching $12,500 per month for four months for a total cost of $50,000, drilling costs of $12,500 per month for a total cost of $50,000, fuel costs of $2,500 totaling $10,000, waste removal costs of $1,000 per month totaling $4,000, labor costs of $5,000 per month for four months totaling $20,000, and a onetime cost of $25,000 for mining permits. We have not yet applied for mining permits. We intend to apply for mining permits upon discovery of economically viable minerals. The estimated time to complete the application process and obtain permits for mining is thirty days. Total cost for Phase Two of our program is $159,000. We will require additional funding in order to proceed with the excavation of any minerals and any subsequent recommended work on the claim. As of this date we have not identified a source for this additional funding. We do not expect weather conditions to substantially impact our plan of operation due to the moderate climate and favorable weather conditions of Baja California, Mexico. Phase Two of our exploration is contingent upon the discovery of sufficient mineralization to continue. If we are not successful in the discovery of minerals our operations will cease and investors will likely lose their money.

MINERAL EXTRACTION AGREEMENT FOR CONCHUELA

On December 8, 2010 we entered into a Mineral Extraction Agreement with Roca Cantera Y Marmol, Canteras Acabados Finos related to the extraction of only Mexican Shellstone-Limestone ("Conchuela") on the property. Payments to Placer for the extraction of Conchuela will commence no later than December 31, 2010 for the exclusive right to begin extracting only Conchuela from the Property commencing December 8, 2010. The term of this Mineral Extraction Rights Agreement is for a period of five years, renewable upon the anniversary date of the agreement for an additional 25 year period at the sole discretion of Placer del Mar for a one-time payment of $55,000. While Roca Cantera Y Marmol continues its mineral extraction of Conchuela, we will continue our operations in Phase One exploring for mainly gold, tungsten, perlite, sulfides, titanium, and silver. Any revenues derived from the Conchuela extraction will be used to help pay for our operating and exploration expenses. At this time we are unable to estimate how much revenue will be generated from the Conchuela extraction.

Under the terms of the Mineral Extraction Agreement Roca Cantera Y Marmol, Canteras Acabados Finos will pay Placer del Mar $0.88 per square foot, for all Conchuela extracted from the Property commencing with extraction activities beginning on December 8, 2010. The first section consists of one acre with a surface area of 43,560 square feet and is one of 46.2 acres included in this Agreement. Payments shall be calculated on the total number of square feet extracted each month from the Property and due and payable to us within thirty days, with a minimum payment per month of $8,000.

Under the terms of the Mineral Rights Revenue Sharing Agreement (as amended on December 8, 2010), Mr. Almarez hereby gives and grants to Placer Del Mar the sole and exclusive right to establish mineral claims on the Property, recorded as an asset of the company with a related liability, subject to a payment of $400,000 by Placer to Mr. Almarez to be paid in equal payments over sixty (60) months in the amount of $6,666 beginning no later than June 1, 2011 for the exclusive right to begin extracting only Conchuela from the Property commencing December 8, 2010. Such payments shall be lieu of the original 1% Net Smelter Returns royalty originally reserved in favor of Mr. Almarez in the Mineral Rights Revenue Sharing Agreement dated April 24, 2006 and relate only to the mining and extraction of Conchuela. All minerals, other than Conchuela, mined or extracted from the Property remain subject to the 1% Net Smelter Returns royalty as stated in the original Mineral Rights Revenue Sharing Agreement dated April 24, 2006.

GOING CONCERN

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As described in Note 3 of our accompanying financial statements, our losses to date and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officer of Placer Del Mar, whose one year term will expire 05/15/11, or at such a time as successor(s) shall be elected and qualified are as follows:

                                                  Date First
Name & Address              Age     Position       Elected      Term Expires
--------------              ---     --------       -------      ------------

Humberto Bravo              63      President,     05/15/05       05/15/11
302 Washington St. #351             Secretary,
San Diego, CA 92103                 Director

Mario Laguna                58      Director       06/01/10       05/15/11
302 Washington St. #351
San Diego, CA  92103

The foregoing persons are promoters of Placer Del Mar, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Bravo currently devotes approximately 20 to 25 hours per week to manage the business affairs of our company. Mr. Bravo currently has no other significant responsibilities with other companies. Mr. Bravo does not have any technical credentials related to mineral exploration; however, Mr. Bravo is an educated professional business manager. Mr. Bravo provides the company with his skills and experience in operations, personnel management and marketing abilities, as well as personal financial assistance we believe are essential to our continuing operations and business plan.

Mr. Laguna currently devotes a minimal amount of time to company business. Once revenues have been generated or as deemed necessary by the board of directors, Mr. Bravo intends to devote full time services to the company. Mr. Laguna provides the company with his skills and experience as a geologist and his extensive background in designing and managing mining operations and managing mining personnel we believe will be essential to our continuing operations and business plan.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending. No executive officer or director of the corporation is the subject of any pending legal proceedings.

HUMBERTO BRAVO

WORK HISTORY

1998-Current - Retired

BOMUCA, INC.

Administrative Manager - Tijuana, Baja California, Mexico.
1993-1998
Bomuca, Inc. is developer and manufacturer of health and beauty products.

*    Director of operations.
*    Management of sales staff.
*    Management of import/export of natural products.
*    Created and implemented marketing campaigns.
*    Created advertising and promotional campaigns.

EDUCATION

University of Mexico, Unam, Mexico 1961-1963
Business Major

MARIO LAGUNA

WORK HISTORY

2006- Current - Retired

1991-2006 - Geologist of Exploration

Labroanado para Minera Cuicuilco S.A., Guadalajara, Jalisco, Mexico

Designed and managed all geological field programs and procedures necessary to conduct field geological and geophysical studies, coring, surface sampling, and preliminary field analytical assays for the company's mining clients. Managed ten geologists and staffing for all geological field support teams.

EDUCATION

1964-1967  Heriberto Aja - Secondary Schooling
1967-1968  Tecnico Jalisco - Geological Preparatory Studies
1968-1972  University of Sonora - Geology Degree

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

                             EXECUTIVE COMPENSATION

Placer Del Mar's current sole executive officer receives no salary; however, he was paid other compensation as described below. The current Board of Directors is comprised of Mr. Bravo and Mr. Laguna.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
H. Bravo,       2010       0         0           0          0          0             0            0          0
President,      2009       0         0           0          0          0             0            0          0
CEO, CFO and    2008       0         0           0          0          0             0            0          0
Director        2007       0         0           0          0          0             0            0          0
                2006       0         0           0          0          0             0       $3,200     $3,200
                2005       0         0           0          0          0             0       $1,500     $1,500

M. Laguna,      2010       0         0           0          0          0             0            0          0
Director

* All Other Compensation consists of the following: In the past (until January 2007) we paid Mr. Bravo $500 per month for management fees and the use of his office space.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                           Stock Awards
          ----------------------------------------------------------------   ---------------------------------------------
                                                                                                                  Equity
                                                                                                                 Incentive
                                                                                                     Equity        Plan
                                                                                                    Incentive     Awards:
                                                                                                      Plan       Market or
                                                                                                     Awards:      Payout
                                          Equity                                                    Number of    Value of
                                         Incentive                           Number                 Unearned     Unearned
                                        Plan Awards;                           of        Market      Shares,      Shares,
           Number of      Number of      Number of                           Shares     Value of    Units or     Units or
          Securities     Securities     Securities                          or Units   Shares or     Other         Other
          Underlying     Underlying     Underlying                          of Stock    Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option      That     Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration  Have Not    Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date     Vested(#)    Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----     ---------    ------      ------       ------
H. Bravo        0              0              0           0           0          0           0           0            0

M. Laguna       0              0              0           0           0          0           0           0            0

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----

H. Bravo           0         0           0            0                0               0            0

M. Laguna          0         0           0            0                0               0            0

There are no current employment agreements between the company and its executive officer. The officer currently devotes 20 to 25 hours a month to manage the affairs of the company. The principal officer has agreed to work with no regular salary until such time as the company receives sufficient revenues necessary to provide an initial salary to our current officer. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Placer Del Mar in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Mr. Bravo, one of the company's directors, is also the sole executive officer, and all director compensation is fully reflected in our Total Summary Compensation Table as presented in this filing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Placer Del Mar's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Placer Del Mar's common stock as of the date of this report:

Title Of        Name &                       Amount &              Percent
 Class         Address                   Nature of owner            Owned
 -----         -------                   ---------------            -----

Common        Humberto Bravo               1,100,000 (a)              64%
              302 Washington St. #351
              San Diego, CA 92103

              Mario Laguna                         0                   0%
              302 Washington St. #351
              San Diego, CA  92103

              Total Shares Owned by        1,100,000                  64%
              Officers & Directors
              as a Group

(a) Mr. Bravo received 1,000,000 shares of the company's common stock on May 20, 2005 for $10,000 or .01 per share. Mr. Bravo received 100,000 shares of the company's common stock on May 22, 2006 in exchange for the filing of a mineral claim on the company's behalf, the shares were valued at $0.10 or $10,000.

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The principal executive office facilities are provided by Mr. Bravo, the officer of the corporation. Until January 2007 we paid Mr. Bravo $500 per month for management fees and the use of his office facilities. Beginning in January 2007, per a written agreement, the director has deferred the payment of those fees.

Mr. Bravo purchased 1,000,000 shares of the company's common stock for $10,000 on May 20, 2005. The stock was valued at $0.01 per share.

Mr. Bravo received 100,000 shares of the company's common stock valued at $10,000 ($0.10 per share) on May 22, 2006 in exchange for filing a mineral claim on the company's behalf.

Mr. Bravo loaned the company a total of $20,000 for the period ended September 30, 2010 and will continue to loan the company funds on a month by month basis as needed. The total amount owed Mr. Bravo at September 30, 2010 is $79,300. Per the terms of the loan, Mr. Bravo agrees to provide funding to Placer Del Mar, Ltd. in the amount necessary to continue the current Phase One of the company's business plan. These funds shall continue through Phase One for a period of twenty-four months, beginning April 2010, or until such time as the company's geologist determines that further geological exploration is not warranted. The loan is in an amount up to $6,000 per month to allow the company to continue its exploration process and pay other operating and filing expenses. All funds provided to Placer Del Mar by Mr. Bravo are unsecured and he has agreed to forego any penalties or interest should Placer Del Mar be unable to repay any funds provided to the Company.

Mr. Bravo, our sole officer and a director and Mr. Laguna, a director, are the only "promoters" of Placer Del Mar, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

CORPORATE GOVERNANCE

Neither Mr. Bravo nor Mr. Laguna is considered an independent director. We currently have no audit committee, audit committee charter or audit committee financial expert. We currently have no compensation committee or compensation committee charter.

Shareholders may send communications to the board of directors at the company address.

                                 INDEMNIFICATION

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                           CHANG G. PARK, CPA, PH. D.
        * 2667 CAMINO DEL RIO S. SUITE B * SAN DIEGO * CALIFORNIA 92108 *
                 * TELEPHONE (858)722-5953 * FAX (858) 761-0341
                         * E-MAIL CHANGGPARK@GMAIL.COM *
--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Placer Del Mar, Ltd.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Placer Del Mar, Ltd. (An Exploration Stage "Company") as of June 30, 2010 and 2009 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended, and for the period of May 13, 2005 (inception) to June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Placer Del Mar, Ltd. as of June 30, 2010 and 2009, and the result of its operations and its cash flows for the years then ended and for the period May 13, 2005 (inception) to June 30, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang Park
-------------------------------
CHANG G. PARK, CPA
September 14, 2010
San Diego, CA. 92108

        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                                 Balance Sheets
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                      As of                As of
                                                                  June 30, 2010        June 30, 2009
                                                                  -------------        -------------
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $    1,292           $       38
                                                                   ----------           ----------
TOTAL CURRENT ASSETS                                                    1,292                   38
                                                                   ----------           ----------

      TOTAL ASSETS                                                 $    1,292           $       38
                                                                   ==========           ==========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $    9,600           $       --
  Loan from shareholder                                                59,300               57,000
                                                                   ----------           ----------
TOTAL CURRENT LIABILITIES                                              68,900               57,000

      TOTAL LIABILITIES                                                68,900               57,000

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 50,000,000 shares
   authorized; 1,720,000 shares issued and outstanding
   as of June 30, 2010 and June 30, 2009                                1,720                1,720
  Additional paid-in capital                                           42,480               42,480
  Deficit accumulated during exploration stage                       (111,808)            (101,162)
                                                                   ----------           ----------
TOTAL STOCKHOLDERS' EQUITY                                            (67,608)             (56,962)
                                                                   ----------           ----------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $    1,292           $       38
                                                                   ==========           ==========


                        See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                            Statements of Operations
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                             May 13, 2005
                                                                             (Inception)
                                   Year Ended           Year Ended             Through
                                  June 30, 2010        June 30, 2009        June 30, 2010
                                  -------------        -------------        -------------
REVENUES
  Revenues                          $       --          $       --           $       --
                                    ----------          ----------           ----------
TOTAL REVENUES                              --                  --

OPERATING COSTS
  Exploration expenses                   9,000                  --               23,474
  Administrative expenses                1,646              24,649               88,334
                                    ----------          ----------           ----------
TOTAL OPERATING COSTS                   10,646             (24,649)             111,808
                                    ----------          ----------           ----------

NET INCOME (LOSS)                   $   10,646          $  (24,649)          $  111,808
                                    ==========          ==========           ==========

BASIC EARNINGS PER SHARE            $     0.01          $    (0.01)
                                    ==========          ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING           1,720,000           1,720,000
                                    ==========          ==========


                        See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                  Statements of Changes in Stockholders' Equity
               From May 13, 2005 (Inception) through June 30, 2010
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                                              Deficit
                                                                                            Accumulated
                                                               Common         Additional      During
                                                Common          Stock          Paid-in      Exploration
                                                Stock           Amount         Capital         Stage            Total
                                                -----           ------         -------         -----            -----
BALANCE, MAY 13, 2005                                 --      $       --      $       --     $       --      $       --

Stock issued for cash on May 20, 2005
 @ $0.01 per share                             1,000,000           1,000           9,000                         10,000

Stock issued for cash on June 14, 2005
 @ $0.01 per share                               420,000             420           3,780                          4,200

Stock issued for cash on June 30, 2005
 @ $0.10 per share                               200,000             200          19,800                         20,000

Net loss,  June 30, 2005                                                                         (3,500)         (3,500)
                                              ----------      ----------      ----------     ----------      ----------
BALANCE, JUNE 30, 2005                         1,620,000           1,620          32,580         (3,500)         30,700
                                              ----------      ----------      ----------     ----------      ----------
Stock issued for services on May 22, 2006
 @ $0.10 per share                               100,000             100           9,900                         10,000

Net loss,  June 30, 2006                                                                        (25,885)        (25,885)
                                              ----------      ----------      ----------     ----------      ----------
BALANCE, JUNE 30, 2006                         1,720,000           1,720          42,480        (29,385)         14,815
                                              ----------      ----------      ----------     ----------      ----------

Net loss,  June 30, 2007                                                                        (29,105)        (29,105)
                                              ----------      ----------      ----------     ----------      ----------
BALANCE, JUNE 30, 2007                         1,720,000           1,720          42,480        (58,490)        (14,290)
                                              ----------      ----------      ----------     ----------      ----------

Net Loss June 30, 2008                                                                          (18,023)        (18,023)
                                              ----------      ----------      ----------     ----------      ----------
BALANCE, JUNE 30, 2008                         1,720,000           1,720          42,480        (76,513)        (32,313)
                                              ----------      ----------      ----------     ----------      ----------

Net Loss June 30, 2009                                                                          (24,649)        (24,649)
                                              ----------      ----------      ----------     ----------      ----------
BALANCE JUNE 30, 2009                          1,720,000           1,720          42,480       (101,162)        (56,962)
                                              ----------      ----------      ----------     ----------      ----------

Net Loss June 30, 2010                                                                          (10,646)        (10,646)
                                              ----------      ----------      ----------     ----------      ----------

BALANCE JUNE 30, 2010                          1,720,000      $    1,720      $   42,480     $ (111,808)     $  (67,608)
                                              ==========      ==========      ==========     ==========      ==========

                        See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                             Statements of Cash Flow
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                                                         May 13, 2005
                                                                                                         (Inception)
                                                                  Year Ended          Year Ended           Through
                                                                 June 30, 2010       June 30, 2009       June 30, 2010
                                                                 -------------       -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $ (10,646)          $ (24,649)          $(111,808)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Stock issued for services                                           --                  --              10,000
  Changes in operating assets and liabilities:
     Accounts payable and accrued expenses                            9,600                  --               9,600
                                                                  ---------           ---------           ---------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        (1,046)            (24,649)            (92,208)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES            --                  --                  --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from loan from shareholder                                 2,300              20,000              59,300
  Issuance of common stock                                               --                  --               1,620
  Additional paid-in capital                                             --                  --              32,580
                                                                  ---------           ---------           ---------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES              2,300              20,000              93,500
                                                                  ---------           ---------           ---------

NET INCREASE (DECREASE) IN CASH                                       1,254              (4,649)              1,292

CASH AT BEGINNING OF PERIOD                                              38               4,687                  --
                                                                  ---------           ---------           ---------

CASH AT END OF PERIOD                                             $   1,292           $      38           $   1,292
                                                                  =========           =========           =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                        $      --           $      --           $      --
                                                                  =========           =========           =========

  Income Taxes                                                    $      --           $      --           $      --
                                                                  =========           =========           =========


                        See Notes to Financial Statements

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2010
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Placer Del Mar, Ltd. (the "Company") was incorporated in the State of Nevada on May 13, 2005, and its year-end is June 30. The Company is "An Exploration Stage Company" as defined by Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 918, DEVELOPMENT STAGE ENTITIES. The Company has obtained a mineral rights option agreement and intends to explore the property further to determine if valuable minerals exist within the rights claim.

The Company is in the planning and implementation stage of its business plan. The Company is engaged in the exploration of mineral properties with a view to exploit any mineral deposits they discover that demonstrate economic feasibility. Exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting.

BASIC EARNINGS (LOSS) PER SHARE

The Company computes net income (loss) per share in accordance with ASC 260, EARNINGS PER SHARE. ASC 260 specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC 260 effective May 13, 2005 (inception).

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

MINERAL PROPERTY COSTS

The Company has been in the exploration stage since its formation on May 13, 2005 and has not yet realized any revenues from its planned operations. All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2010
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

INCOME TAXES

INCOME taxes are provided in accordance with ASC 740, INCOME TAXES. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RECENT ACCOUNTING PRONOUNCEMENTS

 In March 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-11, which is included in the Codification under ASC 815. This update clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Only an embedded credit derivative that is related to the subordination of one financial instrument to another qualifies for the exemption. This guidance became effective for the Company's interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS ("ASC 855"). This update removes the requirement for an SEC filer to disclose the date through which subsequent

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2010
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

events have been evaluated and became effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES ("ASC 820"). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and became effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

FASB Accounting Standards Codification -- Effective for interim and annual periods ending after September 15, 2009, the FASB has defined a new hierarchy for U.S. GAAP and established the FASB Accounting Standards Codification (ASC) as the sole source for authoritative guidance to be applied by nongovernmental entities. The adoption of the ASC changes the manner in which U.S. GAAP guidance is referenced, but it does not have any impact on our financial position or results of operations

In August 2009, the FASB issued ASU No. 2009-05, "Measuring Liabilities at Fair Value," or ASU 2009-05, which amends ASC 820 to provide clarification of a circumstances in which a quoted price in an active market for an identical liability is not available. A reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses
a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities (or similar liabilities when traded as assets) and/or 2) a valuation technique that is consistent with the principles of ASC 820. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption of this ASU did not have an impact on the Company's consolidated financial statements.

In May 2009, the FASB issued ASC No. 855 "Subsequent Events". ASC No. 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC No. 855 sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC No. 855 was effective for interim or annual financial periods ending after June 15, 2009. The Company has evaluated subsequent events through June 30, 2010 which represents the date on which the financial statements were issued.

In April 2009, the FASB issued additional disclosure requirements related to fair values, which are included in ASC 820, "Interim Disclosures about Fair Value of Financial Instruments." The provisions require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in the annual financial statements. The required disclosures were effective for interim reporting periods ending after June 15,

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2010
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2009. The adoption of the provision did not have a material impact on the Company's statements of financial position, results of operations and cash flows.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated a net loss of $111,808 during the period from May 13, 2005 (inception) to June 30, 2010. This condition raises substantial doubt about the Company's ability to continue as a going concern.

The Company will require additional funding for exploration beyond Phase 1, this additional funding may be raised through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will attempt to raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. The company has obtained a mineral rights option agreement. The officer/director of the Company is retired. It is possible he could become involved in other business activities as they become available. This could create a conflict between the Company and his other business interests. The Company has not formulated a policy for the resolution of such a conflict should one arise.

Loan from shareholder represents a loan from a related party. As of June 30, 2010 the loan balance is $59,300 ($57,000 as of June 30, 2009). Per the terms of the loan, Mr. Bravo agrees to provide funding to Placer Del Mar, Ltd. in the amount necessary to continue the current Phase One of the company's business plan. These funds shall continue through Phase One for a period of twenty-four months, beginning April 2010, or until such time as the company's geologist determines that further geological exploration is not warranted. The loan is in an amount up to $6,000 per month to allow the company to continue its exploration process and pay other operating and filing expenses. All funds provided to Placer Del Mar by Mr. Bravo are unsecured and he has agreed to forego any penalties or interest should Placer Del Mar be unable to repay any funds provided to the Company.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2010
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

NOTE 6. INCOME TAXES

                                                 As of                 As of
                                             June 30, 2010         June 30, 2009
                                             -------------         -------------
Deferred tax assets:
  Net operating tax carryforward               $ 111,808             $ 101,162
  Tax rate                                            34%                   34%
                                               ---------             ---------
Gross deferred tax assets                         38,015                34,395
Valuation allowance                              (38,015)              (34,395)
                                               ---------             ---------

Net deferred tax assets                        $       0             $       0
                                               =========             =========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7.  NET OPERATING LOSSES

As of June 30, 2010, the Company has a net operating loss carryforward of $111,808 ($101,162 as of June 30, 2009). Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8.  MINERAL PROPERTY

Pursuant to a mineral property option agreement dated June 3, 2005, the Company was granted an option to acquire the sole and exclusive right, privilege and option to explore the claim together with the sole and exclusive right, privilege and option to purchase the mineral rights under certain terms and conditions.

A) CASH PAYMENTS

Cash payment of $2,000 upon execution of the agreement.

B) PROPERTY PAYMENTS AND ASSESSMENT WORK

Pay, or cause to paid, to grantor, or on grantor's behalf as the Company may determine, all property payments and assessment work required to keep the Concessions and this Option in good standing during the term of this agreement.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2010
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

NOTE 9. STOCK TRANSACTIONS

On May 20, 2005 the Company issued 1,000,000 shares of common stock for cash at $0.01 per share.

On June 14, 2005 the Company issued 420,000 shares of common stock for cash at $0.01 per share

On June 30, 2005 the Company issued 200,000 shares of common stock for cash at $0.10 per share.

On May 22, 2006 the Company issued 100,000 shares of common stock for services at $0.10 per share.

As of June 30, 2010 the Company had 1,720,000 shares of common stock issued and outstanding.

NOTE 10. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2010:

     * Common stock, $ 0.001 par value: 50,000,000 shares authorized; 1,720,000 shares issued and outstanding.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after June 30, 2010 up through date the Company issued these financial statements. During this period, the Company did not have any material recognizable subsequent events.

                               PLACER DEL MAR, LTD
                         (An Exploration Stage Company)
                                 Balance Sheets
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                     As of                As of
                                                                  September 30,          June 30,
                                                                      2010                 2010
                                                                   ----------           ----------
                                                                   (Unaudited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $    3,050           $    1,292
                                                                   ----------           ----------
      TOTAL CURRENT ASSETS                                              3,050                1,292
                                                                   ----------           ----------

      TOTAL ASSETS                                                 $    3,050           $    1,292
                                                                   ==========           ==========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $      400           $    9,600
  Loan from shareholder                                                79,300               59,300
                                                                   ----------           ----------
      TOTAL CURRENT LIABILITIES                                        79,700               68,900
                                                                   ----------           ----------
      TOTAL LIABILITIES                                                79,700               68,900

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 50,000,000 shares
   authorized; 1,720,000 shares issued and outstanding
   as of June 30, 2010 and June 30, 2009                                1,720                1,720
  Additional paid-in capital                                           42,480               42,480
  Deficit accumulated during exploration stage                       (120,850)            (111,808)
                                                                   ----------           ----------

      TOTAL STOCKHOLDERS' EQUITY                                      (76,650)             (67,608)
                                                                   ----------           ----------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $    3,050           $    1,292
                                                                   ==========           ==========


                       See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                         (An Exploration Stage Company)
                      Statements of Operations (Unaudited)
                             (Stated in US Dollars)
--------------------------------------------------------------------------------


                                                                                May 13, 2005
                                          Three Months       Three Months        (Inception )
                                             Ended            Year Ended           Through
                                          September 30,      September 30,      September 30,
                                              2010               2009               2010
                                           ----------         ----------         ----------
REVENUES
  Revenues                                 $       --         $       --         $       --
                                           ----------         ----------         ----------
TOTAL REVENUES                                     --                 --

OPERATING COSTS
  Exploration expenses                             --                 --             23,474
  Administrative expenses                       9,042                 24             97,376
                                           ----------         ----------         ----------
TOTAL OPERATING COSTS                           9,042                 24            120,850
                                           ----------         ----------         ----------

NET INCOME (LOSS)                          $   (9,042)        $      (24)        $ (120,850)
                                           ==========         ==========         ==========

BASIC EARNINGS PER SHARE                   $    (0.01)        $    (0.00)
                                           ==========         ==========
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                         1,720,000          1,720,000
                                           ==========         ==========


                       See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                         (An Exploration Stage Company)
                  Statements of Changes in Stockholders' Equity
            From May 13, 2005 (Inception) through September 30, 2010
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                                              Deficit
                                                                                            Accumulated
                                                               Common         Additional      During
                                                Common          Stock          Paid-in      Exploration
                                                Stock           Amount         Capital         Stage            Total
                                                -----           ------         -------         -----            -----
BALANCE, MAY 13, 2005                                 --      $       --      $       --     $       --      $       --

Stock issued for cash on May 20, 2005
 @ $0.01 per share                             1,000,000           1,000           9,000                         10,000

Stock issued for cash on June 14, 2005
 @ $0.01 per share                               420,000             420           3,780                          4,200

Stock issued for cash on June 30, 2005
 @ $0.10 per share                               200,000             200          19,800                         20,000

Net loss,  June 30, 2005                                                                         (3,500)         (3,500)
                                              ----------      ----------      ----------     ----------      ----------
BALANCE, JUNE 30, 2005                         1,620,000           1,620          32,580         (3,500)         30,700
                                              ----------      ----------      ----------     ----------      ----------
Stock issued for services on May 22, 2006
 @ $0.10 per share                               100,000             100           9,900                         10,000

Net loss,  June 30, 2006                                                                        (25,885)        (25,885)
                                              ----------      ----------      ----------     ----------      ----------
BALANCE, JUNE 30, 2006                         1,720,000           1,720          42,480        (29,385)         14,815
                                              ----------      ----------      ----------     ----------      ----------

Net loss,  June 30, 2007                                                                        (29,105)        (29,105)
                                              ----------      ----------      ----------     ----------      ----------
BALANCE, JUNE 30, 2007                         1,720,000           1,720          42,480        (58,490)        (14,290)
                                              ----------      ----------      ----------     ----------      ----------

Net Loss June 30, 2008                                                                          (18,023)        (18,023)
                                              ----------      ----------      ----------     ----------      ----------
BALANCE, JUNE 30, 2008                         1,720,000           1,720          42,480        (76,513)        (32,313)
                                              ----------      ----------      ----------     ----------      ----------

Net Loss June 30, 2009                                                                          (24,649)        (24,649)
                                              ----------      ----------      ----------     ----------      ----------
BALANCE JUNE 30, 2009                          1,720,000           1,720          42,480       (101,162)        (56,962)
                                              ----------      ----------      ----------     ----------      ----------

Net Loss June 30, 2010                                                                          (10,646)        (10,646)
                                              ----------      ----------      ----------     ----------      ----------
BALANCE JUNE 30, 2010                          1,720,000           1,720          42,480       (111,808)        (67,608)
                                              ----------      ----------      ----------     ----------      ----------

Net Loss September 30, 2010                                                                       (9042)         (9,042)
                                              ----------      ----------      ----------     ----------      ----------

BALANCE SEPTEMBER 30, 2010 (UNAUDITED)         1,720,000      $    1,720      $   42,480     $ (120,850)     $  (76,650)
                                              ==========      ==========      ==========     ==========      ==========


                        See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                         (An Exploration Stage Company)
                       Statements of Cash Flow (Unaudited)
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                                                          May 13,2005
                                                                    Three Months       Three months        Inception
                                                                       Ended              Ended             Through
                                                                    September 30,      September 30,      September 30,
                                                                        2010               2009               2010
                                                                     -----------        -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                  $    (9,042)       $       (24)       $  (120,850)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Stock issued for services                                                --                 --             10,000
  Changes in operating assets and liabilities:
     Accounts payable and accrued expenses                                (9,200)                --                400
                                                                     -----------        -----------        -----------

           NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           (18,242)               (24)          (110,450)

CASH FLOWS FROM INVESTING ACTIVITIES

           NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --                 --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from loan from shareholder                                     20,000                200             79,300
  Issuance of common stock                                                    --                 --              1,620
  Additional paid-in capital                                                  --                 --             32,580
                                                                     -----------        -----------        -----------

           NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            20,000                200            113,500
                                                                     -----------        -----------        -----------

NET INCREASE (DECREASE) IN CASH                                            1,758                176              3,050

CASH AT BEGINNING OF PERIOD                                                1,292                 38                 --
                                                                     -----------        -----------        -----------

CASH AT END OF PERIOD                                                $     3,050        $       214        $     3,050
                                                                     ===========        ===========        ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                           $       --         $        --        $        --
                                                                     ==========         ===========        ===========

  Income Taxes                                                       $       --         $        --        $        --
                                                                     ==========         ===========        ===========


                       See Notes to Financial Statements

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2010
                            (Stated in U.S. Dollars)


NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Placer Del Mar, Ltd. (the "Company") was incorporated in the State of Nevada on May 13, 2005, and its year-end is June 30. The Company is "An Exploration Stage Company" as defined by Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 918, DEVELOPMENT STAGE ENTITIES. The Company has obtained a mineral rights option agreement and intends to explore the property further to determine if valuable minerals exist within the rights claim.

The Company is in the planning and implementation stage of its business plan. The Company is engaged in the exploration of mineral properties with a view to exploit any mineral deposits they discover that demonstrate economic feasibility. Exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting.

BASIC EARNINGS (LOSS) PER SHARE

The Company computes net income (loss) per share in accordance with ASC 260, EARNINGS PER SHARE. ASC 260 specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC 260 effective May 13, 2005 (inception).

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

MINERAL PROPERTY COSTS

The Company has been in the exploration stage since its formation on May 13, 2005 and has not yet realized any revenues from its planned operations. All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2010
                            (Stated in U.S. Dollars)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

INCOME TAXES

INCOME taxes are provided in accordance with ASC 740, INCOME TAXES. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-11, which is included in the Codification under ASC 815. This update clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Only an embedded credit derivative that is related to the subordination of one financial instrument to another qualifies for the exemption. This guidance became effective for the Company's interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS ("ASC 855"). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and became effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2010
                            (Stated in U.S. Dollars)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES ("ASC 820"). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and became effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

FASB Accounting Standards Codification -- Effective for interim and annual periods ending after September 15, 2009, the FASB has defined a new hierarchy for U.S. GAAP and established the FASB Accounting Standards Codification (ASC) as the sole source for authoritative guidance to be applied by nongovernmental entities. The adoption of the ASC changes the manner in which U.S. GAAP guidance is referenced, but it does not have any impact on our financial position or results of operations

In August 2009, the FASB issued ASU No. 2009-05, "Measuring Liabilities at Fair Value," or ASU 2009-05, which amends ASC 820 to provide clarification of a circumstances in which a quoted price in an active market for an identical liability is not available. A reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses
a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities (or similar liabilities when traded as assets) and/or 2) a valuation technique that is consistent with the principles of ASC 820. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption of this ASU did not have an impact on the Company's consolidated financial statements.

In May 2009, the FASB issued ASC No. 855 "Subsequent Events". ASC No. 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC No. 855 sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC No. 855 was effective for interim or annual financial periods ending after June 15, 2009. The Company has evaluated subsequent events through June 30, 2010 which represents the date on which the financial statements were issued.

In April 2009, the FASB issued additional disclosure requirements related to fair values, which are included in ASC 820, "Interim Disclosures about Fair Value of Financial Instruments." The provisions require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in the annual financial statements. The required disclosures were effective for interim reporting periods ending after June 15, 2009. The adoption of the provision did not have a material impact on the Company's statements of financial position, results of operations and cash flows.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2010
                            (Stated in U.S. Dollars)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated a net loss of $120,850 during the period from May 13, 2005 (inception) to September 30, 2010. This condition raises substantial doubt about the Company's ability to continue as a going concern.

The Company will require additional funding for exploration beyond Phase 1, this additional funding may be raised through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will attempt to raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. The company has obtained a mineral rights option agreement. The officer/director of the Company is retired. It is possible he could become involved in other business activities as they become available. This could create a conflict between the Company and his other business interests. The Company has not formulated a policy for the resolution of such a conflict should one arise.

Loan from shareholder represents a loan from a related party. As of September 30, 2010 the loan balance is $79,300. Per the terms of the loan, Mr. Bravo agrees to provide funding to Placer Del Mar, Ltd. in the amount necessary to continue the current Phase One of the company's business plan. These funds shall continue through Phase One for a period of twenty-four months, beginning April 2010, or until such time as the company's geologist determines that further geological exploration is not warranted. The loan is in an amount up to $6,000 per month to allow the company to continue its exploration process and pay other operating and filing expenses. All funds provided to Placer Del Mar by Mr. Bravo are unsecured and he has agreed to forego any penalties or interest should Placer Del Mar be unable to repay any funds provided to the Company.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2010
                            (Stated in U.S. Dollars)


NOTE 6. INCOME TAXES

                                                        As of September 30, 2010
                                                        ------------------------
     Deferred tax assets:
       Net operating tax carryforward                           $ 120,850
       Tax rate                                                        34%
                                                                ---------
     Gross deferred tax assets                                     41,089
     Valuation allowance                                          (41,089)
                                                                ---------

     Net deferred tax assets                                    $       0
                                                                =========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of September 30, 2010, the Company has a net operating loss carryforward of $120,850. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. MINERAL PROPERTY

Pursuant to a mineral property option agreement dated June 3, 2005, the Company was granted an option to acquire the sole and exclusive right, privilege and option to explore the claim together with the sole and exclusive right, privilege and option to purchase the mineral rights under certain terms and conditions.

A) CASH PAYMENTS

Cash payment of $2,000 upon execution of the agreement.

B) PROPERTY PAYMENTS AND ASSESSMENT WORK

Pay, or cause to paid, to grantor, or on grantor's behalf as the Company may determine, all property payments and assessment work required to keep the Concessions and this Option in good standing during the term of this agreement.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2010
                            (Stated in U.S. Dollars)


NOTE 9.  STOCK TRANSACTIONS

On May 20, 2005 the Company issued 1,000,000 shares of common stock for cash at $0.01 per share.

On June 14, 2005 the Company issued 420,000 shares of common stock for cash at $0.01 per share

On June 30, 2005 the Company issued 200,000 shares of common stock for cash at $0.10 per share.

On May 22, 2006 the Company issued 100,000 shares of common stock for services at $0.10 per share.

As of June 30, 2010 the Company had 1,720,000 shares of common stock issued and outstanding.

NOTE 10. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2010:

     * Common stock, $ 0.001 par value: 50,000,000 shares authorized; 1,720,000 shares issued and outstanding.

NOTE 11. SUBSEQUENT EVENTS

MINERAL EXTRACTION AGREEMENT FOR CONCHUELA

On December 8, 2010 we entered into a Mineral Extraction Agreement with Roca Cantera Y Marmol, Canteras Acabados Finos related to the extraction of only Mexican Shellstone-Limestone ("Conchuela") on the property. Payments to Placer for the extraction of Conchuela will commence no later than December 31, 2010 for the exclusive right to begin extracting only Conchuela from the Property commencing December 8, 2010. The term of this Mineral Extraction Rights Agreement is for a period of five years, renewable upon the anniversary date of the agreement for an additional 25 year period at the sole discretion of Placer del Mar for a one-time payment of $55,000.

Under the terms of the Mineral Extraction Agreement Roca Cantera Y Marmol, Canteras Acabados Finos will pay Placer del Mar $0.88 per square foot for all Conchuela extracted from the Property commencing with extraction activities beginning on December 8, 2010. The first section consists of one acre with a surface area of 43,560 square feet and is one of 46.2 acres included in this Agreement. Payments shall be calculated on the total number of square feet extracted each month from the Property and due and payable to us within thirty days, with a minimum monthly payment of $8,000.

Under the terms of the Mineral Rights Revenue Sharing Agreement (as amended on December 8, 2010), Mr. Almarez hereby gives and grants to Placer Del Mar the sole and exclusive right to establish mineral claims on the Property, recorded as an asset of the company with a related liability, subject to a payment of $400,000 by Placer to Mr. Almarez to be paid in equal payments over sixty (60) months in the amount of $6,666 beginning no later than June 1, 2011 for the exclusive right to begin extracting only Conchuela from the Property commencing December 8, 2010. Such payments shall be lieu of the original 1% Net Smelter Returns royalty originally reserved in favor of Mr. Almarez in the Mineral Rights Revenue Sharing Agreement dated April 24, 2006 and relate only to the mining and extraction of Conchuela. All minerals, other than Conchuela, mined or extracted from the Property remain subject to the 1% Net Smelter Returns royalty as stated in the original Mineral Rights Revenue Sharing Agreement dated April 24, 2006.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

      Securities and Exchange Commission registration fee          $    6
      Accounting fees and expenses                                 $1,800
      Legal fees                                                   $1,300
      Transfer Agent fees                                          $  800
      Printing & Misc. Expenses                                    $1,094
                                                                   ------
      Total                                                        $5,000
                                                                   ======

Placer Del Mar will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Placer Del Mar's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Placer Del Mar, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

                     RECENT SALES OF UNREGISTERED SECURITIES

On May 20, 2005, Mr. Bravo, the sole officer and director of the company purchased 1,000,000 shares of common stock for $10,000 ($0.01 per share). Mr. Bravo received 100,000 shares of the company's common stock valued at $10,000 ($0.10 per share) on May 22, 2006 in exchange for filing a mineral claim on the company's behalf, for a total of 1,100,000 Rule 144 shares. The company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The company issued the shares to the officer and director, which does not constitute a public offering.

During May and June 2005, the company offered and sold 4,200 shares at $0.01 per share to 42 non-affiliated private investors. During June 2005, the company offered and sold 50,000 shares at $0.10 per share to 4 non-affiliated private investors. The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were either business acquaintances, family members, or friends of, or personally known to, our officer and director. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities and Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and re-sales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                                    EXHIBITS

Exhibit 3.1       Articles of Incorporation
Exhibit 3.2       Bylaws
Exhibit 4         Speciman Stock Certificate
Exhibit 5.1       Opinion re: Legality and Consent of Counsel
Exhibit 10.1      Mineral Rights Option Agreement (superseded)
Exhibit 10.2      Mining Rights Revenue Share Agreement dated April 24, 2006
Exhibit 10.3      Comfort Letter dated April 15, 2010
Exhibit 10.4      Loan Agreement dated April 15, 2010
Exhibit 10.5      Mineral Rights Revenue Share Agreement dated December 8, 2010
Exhibit 10.6      Mineral Extraction Agreement
Exhibit 23        Consent of independent auditor

                                  UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

PLACER DEL MAR LTD. will:

(1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
     (iv) any other communication that is an offer in the offering made by us to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to Directors, Officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on December 20, 2010.

                                     Placer del Mar, Ltd., Registrant


                                     By: /s/ Humberto Bravo
                                         ---------------------------------------
                                         Humberto Bravo, President, Secretary,
                                         Treasurer, Principal Executive Officer,
                                         Principal Financial Officer and
                                         Principal Accounting Officer and
                                         Director


                                    By:  /s/ Mario Laguna
                                         ---------------------------------------
                                         Mario Laguna, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Humberto Bravo             Principal Executive Officer     December 20, 2010
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Humberto Bravo                            Title                      Date


/s/ Humberto Bravo             PrincipalFinancial Officer      December 20, 2010
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Humberto Bravo                            Title                      Date


/s/ Humberto Bravo             Principal Accounting Officer    December 20, 2010
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Humberto Bravo                            Title                      Date